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(EXHIBIT 10.1(B))


                                  GROUND LEASE

                             SOUTH RED BLUFF BRANCH

     This Agreement, made and entered into this 31st day of July, 1980, by and between Bank of America National Trust and Savings Association, a national banking association, hereinafter called Tenant, and Allied Farms, Inc., hereinafter called Landlord.

                                    ARTICLE 1

                                PREMISES AND TERM

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises situated in the Kelton Plaza Shopping Center (hereinafter called the Center) in the City of Red Bluff, County of Tehama, State of California, being approximately 8,400 square feet of land area, hereinafter called the premises, as generally shown on attached Exhibit A, together with the right to use in-common with others, the common areas of the Center. The premises measure approximately 60 feet in front width by a depth of 140 feet, adjacent to the existing K-Mart store facility. The exact location and dimensions of the premises shall be established by a topographic and boundary survey, subject to the mutual approval by Landlord and Tenant prior to Tenant's construction. The initial term of this lease shall be for eight (8) years commencing on the day Tenant receives a building permit for the construction of its improvements, but not later than 150 days after the execution of this lease, and shall terminate on the last day of the ninety-sixth (96th) full calendar month, subject to the option to extend provisions contained in Article 13 hereof. Upon commencement of the lease term, Tenant and Landlord shall execute an addendum to this lease establishing the exact dates of the term.

                                    ARTICLE 2

                                      RENT

     Rent during the initial term of the lease shall be One-Thousand Six-Hundred Sixty-six Dollars and Sixty-seven Cents ($1,666.67) per month due and payable on the first of every month, in advance. Rent for partial months shall be prorated.

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                                    ARTICLE 3

                              TAXES AND ASSESSMENTS

     Tenant agrees to pay before delinquency all real property taxes and assessments which are levied or assessed against the demised premises and/or the improvements thereon during the term of this lease or any renewal thereof.

     Tenant will pay before delinquency all taxes and assessments levied or assessed against any trade fixture, equipment, or personal property placed or kept by Tenant upon the demised premises during the term of this lease or any renewal thereof.

     Landlord will use its best efforts to have the demised premises separately assessed, if possible, and have billings sent directly to Tenant from taxing authority. If separate tax bills are not available, then the portion of the taxes to be paid by Tenant shall be computed by (a) apportioning the taxes on the buildings, in the bill, in the same ratio as the ground floor area in Tenant's building bears to the entire ground floor area contained in the buildings included in the bill; and (b) apportioning the taxes on the land, outside of the common areas, in the bill, as the ground floor area in Tenant's building bears to the entire ground floor area contained on land either built or shown on Exhibit "A" as reserved for future building included in the tax bill. The taxes on the common areas shall be apportioned as provided for in
Article 33. It is agreed that Tenant may take advantage of the provisions of any statute or ordinance permitting such taxes and assessments to be paid over a period of time and Tenant shall be obligated to pay only the installments of such taxes and assessments which are attributable to the term of this lease.
All real property taxes and assessments for the partial years in which this lease commences and terminates shall be apportioned between Landlord and Tenant on a daily basis.

     If it shall so desire, Tenant may at any time contest the validity of any assessment, tax, or levy. In this event, Landlord will offer no objection and at the request of Tenant, but without expense to Landlord, will cooperate with Tenant in such contest. Tenant hereby agrees to indemnify and save Landlord harmless against any and all loss, cost, expense of any kind in connection therewith.

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     Nothing herein contained shall be construed to require Tenant to pay any franchise, estate, inheritance, succession, capital levy, or transfer tax of the Landlord growing out of or connected with this lease of the Landlord's rights in the demised premises or any income, excess profits or revenue tax.

                                    ARTICLE 4

                           PUBLIC LIABILITY INSURANCE

     Tenant agrees that it will at all times at its own expense during the term of this lease maintain in force a policy or policies of comprehensive liability insurance, including property damage, written by one or more responsible insurance carriers which will insure Landlord and Tenant against liability for injury to persons and/or property and death of any person or persons occurring in or about the premises. Liability under such insurance shall not be less than five hundred thousand dollars ($500,000) combined single limit. The insurance provided for in this paragraph may be a general policy or policies covering all of Tenant's properties. Additionally, if Tenant so desires it may self-insure against the risks referred to in this paragraph. Tenant shall furnish Landlord proof of the existence of the insurance policy or policies referred to in this Article, if Landlord requests proof in written form to Tenant.

                                    ARTICLE 5

                                 FIRE INSURANCE

     Tenant at its sole cost shall self-insure or maintain a normal fire insurance policy with an extended coverage endorsement attached on the improvements placed on the demised premises, in an amount of not less than eighty percent (80%) of its full insurable value excluding foundations and excavations. As long as his insurers so permit, Tenant hereby waives its rights of recovery against Landlord for any loss insured by fire, extended coverage and other property insurance policies. Tenant shall apply to its insurers to obtain said waivers. Tenant shall obtain any special endorsements, if required by its insurer to evidence compliance with the aforementioned waiver.

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                                    ARTICLE 6

                               TENANT'S UTILITIES

     Tenant agrees that it will arrange for and pay for all the fuel, gas, oil, heat, electricity, water, power, and sewerage which may be furnished to or used on the demised premises during the term of this lease, and dispose of its own garbage and refuse from the premises.

                                    ARTICLE 7

                               RIGHT OF INSPECTION

     Landlord and the appropriate agents and employees of Landlord shall have the right to enter upon said premises during business hours, to inspect the same to see that no damage has been or is done to the premises, and to protect any or all rights of Landlord and to post such reasonable notices as Landlord may desire to protect the rights of Landlord.

                                    ARTICLE 8

                              TENANT'S MAINTENANCE

     Tenant shall keep and maintain, or cause to be kept and maintained, all buildings, improvements, Tenant installed landscaping, appurtenances, and adjacent sidewalks, which may at any time during the lease term be located upon or adjacent to the demised premises in good condition and repair and in a clean, attractive and sanitary condition, reasonable wear and use and damage from casualties excepted.

                                    ARTICLE 9

                                       USE


     Tenant agrees that it will not use the premises for, or carry on, or permit upon said premises any offensive, noisy or dangerous trade, business, manufacture or occupation or any nuisance or anything against public policy, and that the premises shall not be used in whole or in part during the term of this lease for any purpose or use in violation of any of the laws, ordinances, regulations or rules of any public authority at any time applicable thereto.
The demised premises shall be used for a commercial branch banking office, or any other financial or

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office use.  Any other use shall require the prior written consent and approval from Landlord, which consent shall not be unreasonably withheld.

                                   ARTICLE 10

                                  HOLDING OVER

     Should Tenant hold over the term hereby granted with the consent of Landlord, the term of this lease shall be deemed to be and shall be extended at the monthly rent then in effect, and otherwise upon the covenants and conditions in this lease contained, until either party serves upon the other thirty (30) days written notice reciting therein the effective date of cancellation and upon said date this lease as so extended shall terminate.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

     ASSIGNMENT. It is hereby covenanted and agreed by and between the parties hereto that, provided Tenant shall remain liable for all terms and conditions of this lease, Tenant may, subject to the conditions hereinafter set forth, assign its interest in and to this lease in the manner hereafter provided, upon condition that at the date of assignment Tenant shall not then be in default of any of the covenants and conditions herein contained to be kept, observed and performed by Tenant, and provided also that such assignment by Tenant shall be evidenced by an instrument in writing, duly executed and acknowledged by both Tenant and the assignee before a notary public or other officer authorized by law to take acknowledgments and duly recorded in the Recorder's Office of the County of Tehama, wherein and whereby such assignee shall expressly accept and assume all of the terms, covenants and conditions in this lease contained to be kept, observed and performed by Tenant, and shall become bound to comply therewith, and an executed original of such instrument of assignment shall be delivered to Landlord wherein shall also appear the specific place of business or residence of the said assignee. The Tenant further covenants and agrees that it will not make any assignment of this lease, except in the manner and upon the conditions set forth herein, and it is agreed by and between the parties hereto that any assignment by Tenant of its interest in and to this lease without complying with the covenants and conditions aforesaid shall be null and void.

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     SUBLETTING.  It is further mutually agreed between the parties hereto that, provided Tenant shall remain liable for all terms and conditions of this lease, Tenant may sublet all or any part of any building and/or improvements upon the land hereunder demised for any period or periods within the term hereby demised, provided that the lease or leases under which subleasing shall be made are subject to all of the covenants, agreements and conditions of this lease, and provided further, that upon the termination of this lease such subleases shall IPSO FACTO be terminated, provided also, that the receipt by Landlord from any subtenant or subtenants of Tenant of any rent due to Tenant be received and applied by Landlord toward the payment of the rent hereby reserved shall not be taken and construed as a release of Tenant from any of its liabilities undertaking the covenants and agreements hereunder, except to the extent of the monies so received by said Landlord.

     Any sublease by Tenant shall be evidenced by an instrument in writing, a short form of which, suitable for recording, shall be duly executed and acknowledged by both Tenant and the sublessee before a notary public or other officer authorized by law to take acknowledgments and duly recorded in the Recorder's Office of the County of Tehama. Any such sublease shall provide that such sublessee shall expressly agree to take said sublease subject to all of the terms, covenants and conditions in this lease contained to be kept, observed and performed by said sublessee. A conformed copy of such instrument of sublease and the short form thereof shall be delivered to Landlord, in which sublease shall also appear the specific place of business or residence of said sublessee.

     LANDLORD'S CONSENT. Landlord's consent shall not be required for an assignment or sublease by Tenant, provided the demised premises are used in accordance with those permitted uses stated in Article 9 herein. For any other use of all or any portion of the demised premises shall require the prior written consent and approval from Landlord, which consent shall not be unreasonably withheld.

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                                   ARTICLE 12

                            REMOVAL OF TRADE FIXTURES

     Trade fixtures and furniture, including, but not limited to, the vault door, any walk-up windows, and any automatic teller machines installed in the demised premises at the cost of Tenant prior to or during the term of this lease or any extensions thereof, shall be the property of Tenant, and Tenant shall have the right to remove these from the demised premises at the end of the term of this lease. If Tenant so elects, these trade fixtures and furniture may be abandoned. In the event Tenant removes any such trade fixtures or furniture, Tenant shall repair any damage to the demised premises caused by the removal thereof.

                                   ARTICLE 13

                                OPTIONS TO EXTEND

     Provided Tenant is not in default under any of the terms, covenants and conditions hereof at the time of the exercise of its option, Tenant shall have four (4) consecutive options to extend the term of this lease for a period of eight (8) years each.

     Each such option shall be exercised by Tenant giving Landlord a written notice that it is exercising the same at least six (6) months prior to the date upon which this lease would otherwise terminate if such option were not exercised. In computing this six (6) month period the provisions of Article 10 shall be disregarded. Any extended term hereof, pursuant to the exercise of said option or options, shall be subject to all of the terms, covenants and conditions of this lease, save and except that the rental for the applicable extended term or terms shall be the fair market rental value of the demised premises as of the time of the commencement of the applicable extended term. If the parties hereto shall be unable to agree as to the fair market rental value for the extended term or terms, then it shall be determined by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award may be entered in any court having jurisdiction thereof. Any improvements constructed on the demised premises by Tenant at its expense shall not be taken into consideration by determining the fair market value. In the event the monthly rental for the first extended term hereof is not determined prior to the commencement of such extended term, Tenant shall pay Landlord monthly rental at

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the rate payable during the immediately preceding extension until such monthly rental is determined. In the event the monthly rental as finally determined exceeds the monthly rental therefore paid by Tenant to Landlord for any such extension, rental shall be due following the determination of such monthly rental in addition to the monthly rental due for said month, an amount equal to the sum total of the difference between monthly rental therefore paid to Landlord by Tenant during such extended term and the actual monthly rental so determined to be due hereunder for such portion of the extended term. In the event the monthly rental as actually determined for the extended term is less than that theretofore paid to Landlord by Tenant, Landlord shall remit to Tenant, following the determination of such monthly rental, an amount equal to the sum total of the difference between monthly rental theretofore paid to Landlord by Tenant during such extended term and the actual monthly rental so determined to be due hereunder for such portion of the extended term. However, in no event shall the monthly rental during any extended period be less than One Thousand Six-Hundred and Sixty-six Dollars and Sixty-seven Cents ($1,666.67).

                                   ARTICLE 14

                                  CONDEMNATION

     ENTIRE OR SUBSTANTIAL TAKING. If title to all of the premises or so much thereof be taken for any public or quasi-public use under any statute by right of eminent domain, or by private purchase in lieu thereof, so as to prevent a reasonable amount of improvement and reasonably suitable for Tenant's continued occupancy for the uses and purposes for which the premises are leased, this lease shall terminate as of the date that possession of said premises, or any part thereof, be taken and rent and other charges shall be adjusted as of such date.

     PARTIAL TAKING. If any part of the premises shall be so taken, including any portion of any building or improvements thereon, and the remaining part thereof (after reconstruction of the then existing building in which the premises are located) is reasonably suitable for Tenant's continued occupancy for the purpose and uses for which the premises are leased, this lease shall, as to the part so taken, terminate as of the date that possession of such part of said premises be so taken and the rent shall be reduced in the same proportion that the land area taken bears to the original

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land area demised, and Tenant shall, at its own cost and expense, make all necessary repairs or alterations to the building and improvements situated thereon so as to constitute the portion of the building and improvements not taken as a complete architectural unit.


     DISPOSITION OF PROCEEDS. There shall be a joint award or settlement made to and with Landlord and Tenant for such part of the premises so taken, and any sums legally recoverable are to be paid therefore, including damage to the leasehold interest, if any, the fee and the remainder. The proceeds of such joint award, settlements or compensation (or any separate awards, settlements or compensation made in lieu thereof), which sums so legally recoverable are paid, shall be distributed as follows: (i) the amount required for the restoration or rehabilitation of any building or improvements (in the event of taking) shall be paid to Tenant to be used solely for that purpose, (ii) such portion of said proceeds as shall represent Tenant's depreciated cost of improvements or building made or erected on the premises by Tenant shall be paid to Tenant. The team "depreciated cost" within the meaning of this section means the amount which is then Tenant's adjusted cost basis of said building and improvements should Tenant depreciate said building and improvements over the then-remaining term of this lease including the option periods; (iii) the residue of said proceeds shall belong to and be paid over to Landlord on his proper share of said award, settlement or compensation. Notwithstanding the foregoing, said residue shall be in any event an amount not greater than the value of the land leased hereunder if taken in its entirety by right of eminent domain, or in the event that part of said leased land is taken, then the value of such part plus the damages, if any, caused to the remaining portion shall be the amount included in said residue; it is being understood that said value and said damages shall be determined and ascertained as of the date of said taking by right of eminent domain and shall be determined and fixed in said eminent domain proceedings and shall in no event include the value of any improvements on said land leased.

     FURTHER ASSURANCE. Each party agrees to execute and deliver to the other all instructions that may be required to effectuate the provisions hereof.

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                                   ARTICLE 15

                                 QUIET ENJOYMENT

     Landlord agrees that so long as Tenant is not in default hereunder, Tenant shall have the quiet enjoyment of the demised premises without let or hindrance on the part of Landlord, and Landlord will warrant and defend Tenant in the peaceful and quiet enjoyment of the demised premises against the lawful claims of all persons claiming by, through or under Landlord, its successors, heirs, or assigns, including any buyer of all or part of Landlord's interest.

                                   ARTICLE 16

                                     DEFAULT

     This lease is made upon the condition that:

     (a) If default be made in payment of the rent and such default shall continue for more than thirty (30) days after receipt of written demand by Landlord to Tenant therefor, or

     (b) If Tenant fails or neglects to perform any of Tenant's other obligations hereunder for a period of thirty (30) days after receipt of written demand by Landlord to Tenant for such performance, provided, however, that Tenant's obligation in this respect shall be fully satisfied where the default cannot be cured within said thirty (30) days, if Tenant starts to cure same within said period, and thereafter diligently proceeds to complete the curing of the said default, or

     (c) If the estate hereby created shall be levied upon by a writ of execution or similar writ and such writ shall not be canceled, satisfied or otherwise removed within ninety (90) days after notice to Landlord, or in any event prior to execution thereof, or

     (d) If Tenant shall be adjudicated a bankrupt or insolvent according to law, or if any assignment of its property shall be made for the benefit of creditors, then and in any of said events, Landlord or the legal representative of Landlord shall have the remedies herein provided.

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     In the event of any such default or breach by Tenant, Landlord may at any time thereafter, upon written notice to Tenant, or Tenant's representative, terminate this lease and Tenant's right to possession of the premises. In addition, in any of said events, Landlord shall have the immediate right of re-entry and right to remove all persons and property from the leased premises and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process, and Landlord shall not thereby be deemed guilty of trespass or become liable for any loss or damaged occasioned thereby. A re-entry by Landlord without written notice terminating this lease shall not constitute a termination of this lease or of Tenant's possession of the premises.

     Whether or not the lease is terminated, Landlord shall be entitled to recover from the Tenant costs and expenses, including but not limited to, for cleaning, removal of property, repairs and alterations, commissions required in reletting the premises, and Landlord's reasonable attorney's fees and court costs. All unpaid rent or other sums shall bear interest from the date due at the rate of ten percent (10%) per annum.

     Landlord may terminate this lease and Tenant's right to possession of the premises only by first sending a written notice to that effect to Tenant or Tenant's representative. Even though Tenant has defaulted or breached this lease and abandoned the property, the lease shall continue in effect for so long as Landlord does not so terminate Tenant's right to possession and Landlord may enforce all of his rights and remedies under the lease including the right to recover rent as it becomes due.

     Upon a termination of this lease, in addition to all other damages that Landlord is entitled to recover from Tenant, Landlord shall also be entitled to recover from Tenant the worth of the amount by which the unpaid rent for the balance of the term of the lease exceeds the amount of such rental loss that Tenant can prove could be reasonably avoided by Landlord.

     The rights and remedies of Landlord are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to the use of another. If Landlord is compelled to commence or sustain an action at law or in equity to collect the stipulated rent or any additional rent or any costs or expenses provided for in this lease or to dispossess Tenant or to recover

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possession of or to relet the premises or to enforce or defend any of Landlord's rights, Tenant shall pay all costs in connection therewith including a reasonable fee for the attorney of Landlord.

     Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                                   ARTICLE 17

                                 INDEMNIFICATION

     Tenant covenants to indemnify and save Landlord harmless from and against any and all claims, arising from any action, omission or negligence of Tenant, or of the agents, contractors, servants, employees or licensees of Tenant or any subtenant, or arising from any accident, injury or damage whatsoever caused to any person or to the property of any person, firm or corporation occurring during the lease term in and about the premises (except, however, those resulting from the acts, omission or negligence of Landlord or its agents, contractors, servants or employees), and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or any action or proceeding brought thereon; provided, however, Landlord shall not admit liability therefor or pay or enter into any agreement for the payment or compromise of any such claim or claims without Tenant's prior consent. Tenant, upon payment to Landlord of Tenant's full liability to Landlord hereunder with respect to any such occurrence, shall thereby be subrogated to any rights of Landlord against any other parties whomsoever (other than Landlord's insurers, if any) in connection therewith to the extent of the payment so made by Tenant; and Landlord shall cooperate with Tenant in pursuit by Tenant of any of its rights under this section.

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     Landlord covenants to indemnify and save Tenant harmless from and against any and all claims, arising from any action, omission or negligence of Landlord, or its agents, contractors, servants, employees or licensees, or arising from any injury or damage whatsoever caused to any person or to the property of any person, firm or corporation occurring during the lease term in or about the shopping center, except only the portion thereof covered by Tenant's covenant above (except, however, those resulting from the acts, omission or negligence of Tenant, or subtenant), and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or any action or proceeding brought thereon. Landlord, upon payment to tenant of Landlord's full liability to Tenant hereunder with respect to any such occurrence, shall thereby be subrogated to any rights of Tenant against any other parties whomsoever (other than Tenant's insurers, if any) in connection therewith, to the extent of the payment so made by Landlord.

                                   ARTICLE 18

                                  SUBORDINATION

     Upon written request by Landlord, Tenant shall execute and deliver an agreement subordinating this lease to any first mortgage or deed of trust upon the demised premises; provided, however, such subordination shall be upon the express condition that the validity of this lease shall be recognized by the mortgagee, and that, notwithstanding any default by the mortgagor with respect to said mortgage or any foreclosure thereof, Tenant's possession and right of use under this lease in and to the demised premises shall not be disturbed by such mortgagee unless and until Tenant shall breach any of the provisions hereof and this lease or Tenant's right to possession hereunder shall have been terminated in accordance with the provisions of this lease.

                                   ARTICLE 19

                               TENANT IMPROVEMENTS

     Landlord hereby grants to tenant the right to build certain improvements in accordance with all applicable local and state laws and regulations, and according to the development plans of Tenant, consisting of a single story mezzanine building of approximately 6,000 square feet of ground floor area with two walk-up windows. Tenant shall install, at its own costs, in a first class

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workmanlike manner, all building improvements for its own use, to be harmonious with the K-Mart store facility in the Center. Prior to construction of its improvements, Tenant shall submit to Landlord a set of plans, showing Tenant's floor plan and exterior elevations, for Landlord's approval, which approval shall not be unreasonably withheld. Landlord shall have fifteen (15) working days to review said plans and unless Landlord objects in writing to Tenant during said fifteen (15) day period, Landlord's approval shall be deemed given. It is further understood that Tenant shall have the right during the term of this lease to expand its building an additional 2,400 square feet of ground floor area at the rear portion of the building.

                                   ARTICLE 20

                                     NOTICES

     All notices, including statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, designations, or refusals, but not limited to these, by either party to the other shall be in writing and shall either be served upon the party or sent by United States registered mail, return receipt requested, postage prepaid. If sent by mail, the same shall be addressed to Landlord and Tenant, as the case may be, at the following addresses, or to such address as the parties hereto shall designate from time to time. The addresses are:

     Landlord:                          Allied Farms, Inc.
                                        c/o Richard Kelton
                                        9250 Wilshire Boulevard
                                        Suite 404
                                        Beverly Hills, CA 90212

     Tenant:                            Bank of America, N.T. & S.A.
                                        Premises and Real Properties Department
                                        560 Davis Street
                                        San Francisco, CA 94111

     The date of said notice shall be the date on which such notice is deposited in a post office of the United States Postal Service.

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                                   ARTICLE 21

                              AGREEMENTS IN WRITING

     There are no oral agreements or understandings between the parties hereto affecting this lease, and this lease supersedes and cancels any and all previous negotiations, arrangements, agreements, agreements and understandings, if any, between the parties hereto with respect to the subject matters thereof, and none thereof shall be used to interpret or construe this lease.

                                   ARTICLE 22

                                 NO ORAL CHANGES

     This lease may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                                   ARTICLE 23


                                 ASSIGNEES BOUND

     Subject to the provisions of this lease with respect to assignment by Tenant, the covenants, conditions and provisions contained herein shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns.

                                   ARTICLE 24

                                      LIENS

     Tenant at all times shall keep the premises and property in which the premises are situated free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. Tenant shall save, indemnify and hold Landlord harmless from any and all claims, actions, demands or damages arising from any such liens (including without limitation any and all cost).

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                                   ARTICLE 25

                                   DESTRUCTION

     If any buildings or improvements on the premises are partially or totally destroyed or damaged by a risk covered by the insurance referred to in
Article 5, except to the extent herein provided, Tenant shall restore, or cause to be restored, such damage or destruction; provided, however, Tenant may, at is sole option, remove such damaged or destroyed building or improvements as it, in its sole option, may elect, and replace it with a new building or improvements, provided said new building or improvements are comparable in value to those being replace. Any insurance proceeds available, whether from Tenant's self-insurance or otherwise, shall be the property of Tenant, and Landlord shall have no interest therein.

     In the event the building and/or improvements on the premises are damaged or destroyed (a) within the last four (4) years of the then-existing term of this lease, or any extended term thereof, and (b) to such an extent that restoration in the original form or construction of new improvements is not economically feasible in the sole opinion of Tenant, this lease may be terminated at Tenant's option by notice to Landlord within ninety (90) days following any such damage or destruction, and if such damage or destruction is covered by the insurance referred to in Article 5 hereof, Tenant shall pay to Landlord the proceeds of such insurance.

                                   ARTICLE 26

                                   ARBITRATION


     Any question, dispute, controversy or misunderstanding arising under any provision of this lease shall be settled by arbitration. The party asking for arbitration shall request arbitration through the American Arbitration Association and the rules and decision of that association then in effect shall be binding unto the parties hereto. The expense of the arbitration shall be borne as the American Arbitration Association directs.

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                                   ARTICLE 27

                                     SIGNING

     Tenant shall have the right to install, paint and affix signs upon the demised premises, subject to the required approval of all appropriate governmental authorities, and complying with all applicable laws, and all restrictions of record.

     It is further understood that Tenant shall have the right to place a pylon type sign at any entrance to the shopping center or if Landlord installs a sign advertising the shopping center on South Main Street, then on such sign. Exact size and location of said pylon signs shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, and shall be subject to the required approval of all appropriate governmental authorities, and complying with all applicable laws and restrictions of record. Tenant shall be solely responsible for all costs and taxes in connection with the installation, maintenance and operation of said pylon and other signs.

                                   ARTICLE 28

                            OWNERSHIP OF IMPROVEMENTS

     All improvements made by the Tenant on the demised premises shall remain the property of the Tenant for the term of this lease, or extension or renewal thereof. Except for the right of removal provided for in Article 12, said improvements shall become the property of the Landlord upon the termination of the lease and vacation by tenant.

                                   ARTICLE 29

                       GOVERNMENTAL PERMITS AND APPROVALS

     The obligations of Tenant hereunder are expressly conditioned upon Tenant obtaining from the appropriate governmental authorities an unlimited use permit, if required, and a building permit for the installation and use of building on the demised premises in accordance with plans of development as shown on Exhibit "A" attached hereto.

     Tenant will order, at its expense, immediately following execution of this lease, a soils engineering report and a topographic and boundary survey on the demised premises. Tenant shall

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have the right to terminate this lease in the event said investigations reveal conditions that will result in a substantial increase in costs to construct Tenant's improvements or impair Tenant's rights and use thereon. Tenant's right to terminate this lease either for failure of its obtaining permits from governmental authorities or due to soil conditions shall expire unless exercised by written notice given to Landlord within 150 days from the execution of this lease.

                                   ARTICLE 30

                                SHORT FORM LEASE

     The parties hereto agree to execute this lease, or at Tenant's election, a short form thereof, in a manner so that it may be recorded in the Office of the County Recorder, Tehama County.

                                   ARTICLE 31

                                      TIME

     Time is of the essence of this lease.

                                   ARTICLE 32

                                 TITLE INSURANCE

     After full execution of this lease, but prior to Tenant's obligation to perform hereunder, Landlord will provide, a standard leasehold policy of Title Insurance in the amount Five Hundred Ninety-two Thousand Dollars ($592,000) issued by Western Title Insurance Company, naming Tenant as the insured, free and clear, except for those exceptions expressly approved in writing by Tenant. The cost of this policy will be paid 200/592 by Landlord and the balance by Tenant.

                                   ARTICLE 33

                             COMMON AREA MANAGEMENT

     Landlord hereby agrees that it shall, at all times during the term of this lease, including extensions, property construct, operate, furnish and maintain all common areas in good condition and repair. Tenant agrees to reimburse Landlord for a proportionate share of the costs of

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maintenance, utilities, real estate taxes and insurance for the parking and common areas. The maintenance costs shall include a management fee of five percent (5%) of the foregoing items, except that the five percent (5%) shall not be calculated on the real property taxes. Tenant's pro rata share of common area expenses shall be determined by applying the following ratio to the total common area costs:

     Numerator:               8,400 square feet
     Denominator:             131,900 square feet

     When buildings have been constructed on all of the frontage allowable for buildings (except the K-Mart expansion area), then the Numerator and Denominator above specified shall be modified to the actual square footage of the constructed buildings on Tenant's premises and on the entire shopping center in accordance with the actually constructed buildings as they exist from time to time. Tenant shall be billed for its pro rata share of common area expenses at reasonable intervals not more frequently than monthly, and the statement shall show in reasonable detail the actual common area costs and expenses. Tenant shall pay the bill promptly on receipt thereof. Tenant at al times shall have access to the books and records of Landlord with respect to the total costs of utilities and maintenance of parking areas and common areas so as to ascertain that Tenant is paying its proper share thereof.


                                   ARTICLE 34

                               ACCESS AND PARKING

     At all times during the term of this lease, customers, employees, invitees and agents of Tenant shall have access to and from the demised premises (including access to Public streets) as outlined on Exhibit A, attached hereto. The customers, agents, employees and invitees of Landlord and Tenant shall have mutual and non-exclusive reciprocal rights to use the entire parking area of the shopping center throughout the term of this lease and no improvements shall be erected which would interfere with or diminish the extent of the parking areas. It is further agreed that throughout the term of this lease, Landlord shall at all times provide at least 475 parking spaces with respect to the shopping center premises, provided, however, that if

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Landlord, due to governmental action (e.g., condemnation), is unable to provide the minimum number of spaces specified, Tenant shall be released from its obligation hereunder.

     Adequate parking for the entire shopping center has been provided sufficient for future expansion of Tenant's business premises. In the event that actions of Landlord (e.g. construction of additional improvements) reduces the parking ratio required by governmental authorities so that Tenant is unable to expand its premises as outlined, Tenant shall have the right to terminate this lease upon ninety (90) days' written notice, unless Landlord is able to provide within said time the additional parking spaces required for expansion of Tenant's premises. The Landlord shall provide 475 parking spaces in accordance with the development plan for the Center.

                                   ARTICLE 35

                     TERMINATION OF LESSORS' RESPONSIBILITY

     In the event Landlord shall convey its fee interest, or any part thereof, in all or a portion of the Shopping Center, Landlord shall be automatically freed and relieved, from the date of such transfer or conveyance, of all liability for the performance of any obligation on the part of Landlord contained in this lease thereafter to be performed with respect to the property conveyed. The obligations contained in this lease on the part of Landlord shall be binding on Landlord only during and in respect to its period of ownership. Landlord shall remain liable for any default incurred prior to the date of conveyance. The transferee of such interest in the premises shall be deemed, without any further agreement between the parties or their successor in interest, to have

                                       20

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assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this lease.

     IN WITNESS WHEREOF, the parties hereto have executed this lease on the day and year first above written.

ALLIED FARMS, INC.                      BANK OF AMERICAN NATIONAL TRUST
"Landlord"                              AND SAVINGS ASSOCIATION
                                        "Tenant"

By: [text illegible], President              /s/ Charles E. [text illegible],
    ---------------------------              --------------------------------
                                                  Vice President

By: /s/ Richard Kelton, Secretary            /s/ Michael F. Schmidt, AVP
    -----------------------------            ----------------------------------


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